Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Brown Advisory Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Brown Advisory Funds for the period ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Brown Advisory Funds for the stated period.

/s/ Paul J. Chew Paul J. Chew Principal Executive Officer	/s/ Jason T. Meix Jason T. Meix Principal Financial Officer
Dated: March 9, 2021	Dated: March 9, 2021

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Brown Advisory Funds for purposes of Section 18 of the Securities Exchange Act of 1934.